Exhibit 21

               Socrates Technologies Corporation and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT


The following lists all subsidiaries of Socrates Technologies Corporation as required by Exhibit 21.




      Name                               State/Country of Incorporation
-----------------------------------      --------------------------------------


1. MVS Modular Vision Systems, Inc.      Quebec, Canada

2. JMR Distributors, Inc.                Virginia

3. Socrates Technologies, Inc.           Maryland

4. Expert, Inc.                          New York

5. Technet Computer Services, Inc.       Virginia

6. Networkland Incorporated              Virginia

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